UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Clay Street, Suite 1600
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 646-4100

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 10, 2012 Plains All American Pipeline, L.P. (the “Partnership”) and PAA Finance Corp. (together with the Partnership, the “Issuers”) completed the public offering of $400 million aggregate principal amount of 2.85% Senior Notes due 2023 (the “2023 Notes”) and $350 million aggregate principal amount of 4.30% Senior Notes due 2043 (the “2043 Notes,” and together with the 2023 Notes, the “Notes”).

The terms of the Notes are governed by the indenture (the “Base Indenture,” and as amended and supplemented by the Supplemental Indentures (defined below), the “Indenture”) dated as of September 25, 2002 by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Twenty-Second Supplemental Indenture between the Issuers and the Trustee (the “22nd Supplemental Indenture”) relating to the issuance of the 2023 Notes and the Twenty-Third Supplemental Indenture between the Issuers and the Trustee (the “23rd Supplemental Indenture,” and together with the 22nd Supplemental Indenture, the “Supplemental Indentures”) relating to the issuance of the 2043 Notes.

The 2023 Notes will mature on January 31, 2023, and the 2043 Notes will mature on January 31, 2043. Interest is payable on the Notes on each January 31 and July 31, commencing on July 31, 2013. The Issuers may redeem some or all of the Notes at any time and from time to time prior to maturity at the redemption prices specified in the Indenture.

The Notes are the Partnership’s senior unsecured obligations, will rank equally in right of payment with all of the Partnership’s existing and future senior debt, and will rank senior in right of payment to all of the Partnership’s future subordinated debt. The Notes will be effectively subordinated to all of the Partnership’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.

In certain circumstances, the Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) enter into sale and leaseback transactions; (ii) incur liens; (iii) merge or consolidate with another company; and (iv) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default with respect to the Notes of either series, including:

•	default in any payment of interest on any Note of that series when due, continued for 60 days;

•	default in the payment of principal of or premium, if any, on any Note of that series when due;

•	failure by the Partnership to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Partnership and its Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $25.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Partnership or, if and so long as the Notes of that series are guaranteed by a subsidiary guarantor, by such subsidiary guarantor;

•	if and so long as the Notes of that series are guaranteed by a subsidiary guarantor:

•	the guarantee by such subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	the guarantee by such subsidiary guarantor is declared null and void in a judicial proceeding; or

•	such subsidiary guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

Other material terms of the Notes, the Base Indenture and the Supplemental Indentures are described in the prospectus supplement, dated December 3, 2012, as filed by the Partnership with the Commission on December 4, 2012. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such Indenture (including the forms of Notes attached thereto). Copies of the 22nd Supplemental Indenture and the 23rd Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.3, respectively, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

4.1	Twenty-Second Supplemental Indenture, dated December 10, 2012, by and among Plains All American Pipeline, L.P., PAA Finance Corp., and U.S. Bank National Association, as trustee.

4.2	Form of 2.85% Senior Notes due 2023 (included in Exhibit 4.1).

4.3	Twenty-Third Supplemental Indenture, dated December 10, 2012, by and among Plains All American Pipeline, L.P., PAA Finance Corp., and U.S. Bank National Association, as trustee.

4.4	Form of 4.30% Senior Notes due 2043 (included in Exhibit 4.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC,
its general partner

By:	/s/ Richard K. McGee

Name: Richard K. McGee
Title: Vice President

Date: December 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Twenty-Second Supplemental Indenture, dated December 10, 2012, by and among Plains All American Pipeline, L.P., PAA Finance Corp., and U.S. Bank National Association, as trustee.

4.2	Form of 2.85% Senior Notes due 2023 (included in Exhibit 4.1).

4.3	Twenty-Third Supplemental Indenture, dated December 10, 2012, by and among Plains All American Pipeline, L.P., PAA Finance Corp., and U.S. Bank National Association, as trustee.

4.4	Form of 4.30% Senior Notes due 2043 (included in Exhibit 4.3).